UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 22, 2010 (September 20, 2010)
WRIGHT EXPRESS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32426	01-0526993
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

97 Darling Avenue, South Portland, ME	04106
Address of principal executive offices	Zip Code
Registrant’s telephone number, including area code (207) 773-8171

(Former name or former address if changes since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On September 20, 2010, Wright Express Corporation (the “Company” or “Wright Express”) entered into an interest rate swap arrangement (the “Swap”) with SunTrust Bank (“SunTrust”).
The Swap with SunTrust is for a notional amount of $150,000,000, with an effective date of September 22, 2010 and a termination date of March 22, 2012 and a fixed interest rate of 0.56% per annum.
The Swap was designed as a cash flow hedge intended to reduce a portion of the variability of the future interest payments on our credit agreement. The Swap fixes the interest payments on a portion of our variable rate revolving 2007 credit facility.
The variable rate of the Swap is based upon the 1-month USD-LIBOR-BBA with the rate resetting and the Swap settling on the 22nd of each month (or the following business day if the 22nd of the month is not a business day).
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
See Item 1.01 above, the contents of which are incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description

10.1	Confirmation of transaction between SunTrust Bank and Wright Express Corporation, dated as of September 20, 2010

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRIGHT EXPRESS CORPORATION
Date: September 22, 2010	By:	/s/ Steven A. Elder
Steven A. Elder
Vice President, Corporate Finance

WRIGHT EXPRESS CORPORATION
CURRENT REPORT ON FORM 8-K
Report Dated September 22, 2010
EXHIBIT INDEX

Exhibit No.	Description

10.1	Confirmation of transaction between SunTrust Bank and Wright Express Corporation, dated as of September 20, 2010